UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2016 (September 14, 2016)

KEY ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-08038	04-2648081
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800

Houston, Texas 77010

(Address of principal executive offices) (Zip Code)

713-651-4300

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Changes to the Cash Bonus Incentive Plan.

Key Energy Services, Inc. (the “Company”) established a cash bonus incentive compensation program during 2016 for certain employees, including the Company’s named executive officers (the “Bonus Plan”). The Bonus Plan was described under the heading “Cash Bonus Incentive Plan” within the Company’s Form 10-K/A filed with the Securities and Exchange Commission on April 20, 2016. One of the performance metrics that was originally designed for the plan was Key Value Added, or “KVA.” On September 14, 2016, the Company modified the Bonus Plan to replace KVA with a new performance metric, gross cash earnings (“GCE”). Due to recent events at the Company, the Company determined that the calculation of KVA was no longer a viable performance measure for the Bonus Plan, and replacing it with the GCE metric would emphasize the Company’s business goals of focusing on cash management, seeking revenue growth and reducing expenses. Other than the replacement of KVA with GCE, all other metrics and targets remain the same for the Bonus Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2016

Key Energy Services, Inc.

By:	/s/ Katherine I. Hargis
Katherine I. Hargis
Vice President, Chief Legal Officer & Secretary

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